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                                                         Exhibit  99.1


                        Annual Statement as to Compliance

                                NationsBank, N.A.

                      NationsBank Auto Grantor Trust 1995-A
                      -------------------------------------

     The undersigned, a duly authorized representative of NationsBank, N.A., as Servicer pursuant to the Pooling and Servicing Agreement dated as of December 6, 1995 (the "Agreement"), between NationsBank, N.A and NationsBank of Texas, N.A., as Sellers and NationsBank, N.A., as Servicer, and The Chase Manhattan Bank, as Trustee, does hereby certify that:


1. Capitalized terms used in this Officer's Certificate have their respective meanings set forth in the Agreement.

2. NationsBank, N.A. is as of the date hereof the Servicer under the Agreement.

3. The undersigned is duly authorized pursuant to the Agreement to execute and deliver this Officer's Certificate to the Trustee.

4.     The  certificate  is delivered pursuant to Section 3.10 of the Agreement.

5. A review of the activities of the Servicer during the calendar year ended December 31, 1998, and of its performance under the Agreement was made under my supervision.

6. Based on such review, to the best of my knowledge, the Servicer has fully performed all its obligations under the Agreement throughout such calendar year, and no event which, with the giving of notice or passage of time or both, would constitute a default by the Servicer has occurred or is continuing.


IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Officer's Certificate this 31st day of March, 1999.



                                            By:  /s/  SUZANNE  CASTLEBERRY
                                                 -------------------------
                                                      Suzanne Castleberry
                                                      Vice  President


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                                                                Exhibit  99.2
                                                               page  1  of  2



                        REPORT OF INDEPENDENT ACCOUNTANTS


August  31,  1998

To  the  Board  of  Directors  of  NationsBank,  N.A.  and
The  Chase  Manhattan  Bank


We have examined management's assertion about NationsBank, N.A.'s (the "Company") compliance with sections 3.1(d), 3.2, 3.3, 3.5, 3.6, 3.7, 3.8, 3.9,
3.10,  3.11, 3.13, 3.14, 4.1(a)(ii-iii), 4.1(b)(i-iii), 4.2, 4.3, 4.4, 4.5(a-b),
4.7, and 9.1, except for references from such sections to a section (and references therefrom) not specifically delineated herein, of the Pooling and Servicing Agreement for the Auto Grantor Trust 1995-A dated December 6, 1995 (the "Agreement"), between the Company, as successor, and NationsBank of Texas, N.A., as Sellers; the Company, as Servicer, and The Chase Manhattan Bank as Trustee and Collateral Agent, during the period September 1, 1997 to August 31, 1998 included in the accompanying Report of Management on Compliance with Pooling and Servicing Agreement. Management is responsible for the Company's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion that the Company complied with the aforementioned sections of the Agreement for the period referred to above is fairly stated, in all material respects.




   By:  /s/  PriceWaterhouse  Coopers  LLP

                                                                  Exhibit  99.2
                                                                    page 2 of 2

                     REPORT OF MANAGEMENT ON COMPLIANCE WITH
                         POOLING AND SERVICING AGREEMENT


NationsBank, N.A. (the "Company") has responsibility for the monthly and annual reporting in compliance with the Pooling and Servicing Agreement (the "Agreement") for the Auto Grantor Trust 1995-A (the "Trust") dated December 6, 1995 between the Company, as successor, and NationsBank of Texas, N.A., as Sellers; the Company, as Servicer; and The Chase Manhattan Bank, as Trustee and Collateral Agent. Management of the Company asserts that for the period of September 1, 1997 to August 31, 1998, the Company was in compliance with sections of the Agreement related to servicing of the Receivables held by the Trust in all material respects.



/s/  RUTH  S.  QUEEN              /s/  JOHN  W.  BROTHERS
--------------------              -----------------------
Ruth  S.  Queen                   John  W.  Brothers
Senior  Vice  President           Senior  Vice  President
NationsBank,  N.A.                NationsBank,  N.A.


/s/  SUZANNE  CASTLEBERRY         /s/  TOM  C.  BOWERS
-------------------------         --------------------
Suzanne  W.  Castleberry          Tom  C.  Bowers
Vice  President                   Senior  Vice  President
NationsBank,  N.A.                NationsBank,  N.A.


/s/  WILLIAM  K.  KINYUA
------------------------
William  K.  Kinyua
Vice  President
NationsBank,  N.A.


August  31,  1998

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